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                                                                      Ex.10.18

                      FUJITSU NETWORK COMMUNICATIONS, INC.

                             TOTAL SOLUTION PROVIDER

                                    AGREEMENT


         THIS TOTAL SOLUTION PROVIDER AGREEMENT (this "Agreement") is made as of the 15 day of September, 1997 (the "Effective Date"), between Fujitsu Network Communications, Inc., a California corporation with its principal place of business at 2801 Telecom Parkway, Richardson, Texas 75082 ("FNC"), and WorldWide Technologies, Inc., a Missouri corporation with its principal place of business at 127 E. Weldon Parkway, St. Louis, Missouri 63043-3101 ("WWT").

                                    RECITALS

A. WHEREAS, FNC and its affiliates and related entities are engaged in the business of manufacturing, selling and installing certain electronic and telecommunications software ("Software") and hardware ("Hardware") [* Confidential treatment will be requested] (collectively, the "FNC Products"). This Agreement pertains only to "FNC Products" [* Confidential treatment will be requested] and not to any other products manufactured, sold or installed by Company.

         B. WHEREAS, WWT is an established system integration and value-added reseller of telecommunications equipment.

         C. WHEREAS, FNC and WWT desire that FNC appoint WWT as an authorized value-added reseller and total solution provider for the FNC Products, with respect to the territory described in Exhibit B attached hereto (the "Territory"), under the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, FNC and WWT agree as follows:

            1.    Appointment.

                  (a) Non-Exclusive Appointment. Subject to the terms and conditions of this Agreement, FNC hereby appoints WWT, and WWT hereby accepts such appointment from FNC, as a non-exclusive value-added reseller and total solution provider for the FNC Products with marketing and service responsibility for end-user customers located in the Territory. WWT may not, directly or indirectly, market, distribute, sell or otherwise provide any FNC Product to any third party located outside the Territory.

                  (b) Limitation of Appointment. The parties hereby acknowledge that it may be desirable for FNC to maintain direct business relationship with certain customers. Accordingly, the parties agree that notwithstanding WWT's non-exclusive appointment, FNC may from time to time, by written notice to WWT, designate any of FNC's existing or prospective customers as a direct account ("Direct Account"), and each such Direct Account shall be deemed outside of the Territory. Accordingly, WWT agrees that it will not, directly or indirectly, solicit orders of FNC Products from any Direct Accounts.

                  (c) FNC's Reserved Rights. FNC reserves the rights from time to time, in its sole discretion, with or without notice to WWT and without liability to WWT, to (i) change the number of FNC distributors, value-added resellers, and total solution providers; (ii) alter, modify or improve the FNC Products; (iii) change, or to add to or delete from the list of, FNC Products;
(iv) change or terminate the level or type of service or support that FNC makes available; (v) distribute FNC Products using FNC's own personnel or independent sales representatives, distributors, dealers, resellers or original equipment manufacturers; and (vi) add to or delete from the Territory.



         *Certain material has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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            2.    Obligations of WWT.

                  (a) Marketing Efforts and Restrictions. During the term of this Agreement, WWT will use its best efforts to sell, advertise and promote the sale and use of FNC Products throughout the Territory, in accordance with the terms and policies of FNC as announced from time to time. WWT will sell FNC Products with all packaging, warranties, disclaimers and license agreements intact as shipped from FNC and will instruct customers as to the terms of such documentation as applicable to FNC. WWT will make no representations about FNC Products, except to the extent such representations either appear in literature approved or prepared by FNC, or are provided directly by FNC.

                  (b) Unauthorized Use of FNC Products. WWT is authorized to sell FNC Products only to end user customers. WWT will not distribute FNC Products to any person or entity that WWT knows or suspects will resell such FNC Products to others. WWT will distribute FNC Products in a manner that insures that WWT maintains direct, in-person contact with its customers so that adequate technical assistance, training and support can be provided. WWT will not alter, reverse-engineer, decompile or disassemble any FNC Products. Further, WWT will not make any modifications to the design specifications of any FNC Products nor remove or alter or translate any writings or etchings contained on FNC Products or the documentation delivered to WWT as part of FNC Products without the prior written consent of FNC. Any such modification or translations will remain the exclusive property of FNC; provided that in the event a court of competent jurisdiction should deem such modifications or translations to be the property of WWT, WWT will grant and hereby does grant to FNC a royalty-free, paid-up, worldwide, perpetual and non-exclusive license to make, sell and/or use all such modifications or translations.

                  (c) WWT Personnel. WWT will train, employ and maintain a sufficient number of experienced, competent and capable technical and sales personnel having the knowledge and training necessary to (i) inform customers properly concerning the features and capabilities of FNC Products and, if necessary, competitive products; (ii) service and support FNC Products in accordance with WWT's obligations under this Agreement; and (iii) otherwise carry out the obligations and responsibilities of WWT under this Agreement.

                  (d) Value to be Added/Additional Obligations. In addition, during the term of this Agreement, WWT will, at its own expense, provide the following added value:


                      (i) Inventory. WWT will provide forecasting for and material flow management of FNC Products and will order and maintain stocks of FNC Products and spare and replacement parts necessary to meet the reasonable needs of customers in accordance with such forecasting and stocking guidelines as may be provided by FNC from time to time.

                      (ii) Warehousing Services. WWT will provide warehousing facilities sufficient to serve adequately the needs of its customers on a timely basis.

                      (iii) Staging and Kitting. WWT will provide all staging and kitting necessary for FNC Products sold to customers of WWT. Staging and kitting for purposes of this Agreement means warehousing, staging, packaging FNC Products as a complete kit as ordered by customers, and shipping the kits to customers.

                      (iv) System Assembly. WWT will provide all system assembly services necessary for FNC Products sold to customers of WWT. System and assembly services for purposes of this Agreement include assembly of component parts into a functioning system.

                      (v) Engineer, Furnish and Install. WWT will provide complete engineer, furnish and installation assistance for end users with regard to the FNC Products, including but

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not limited to site surveys, detail engineering, bills of materials, installation and specifications, quality audits, and electronic records updates.

                      (vi) FNC Product Improvement Programs. WWT will perform FNC Product improvement programs, including any recall of FNC Products by FNC, announced by FNC within the time limit reasonably specified in such programs. FNC will be responsible for the implementation and expenses related to any major field retrofit program resulting from a manufacturing defect or no cost upgrade negotiated by FNC with the end user customer.

                      (vii) Quality and Workmanship Requirements. WWT will comply with all FNC specifications and requirements for quality and workmanship, including but not limited to storage and handling, packaging, shipping, and quality.

                      (viii) FNC Product Warranty Services. WWT will be responsible for all product warranty services required (including reimbursing FNC or any other distributor of FNC which may perform the warranty service on behalf of WWT) during the applicable warranty period on FNC Products sold by WWT, all in accordance with the warranty policy of FNC for such FNC Products.

                      (ix) Information. WWT will inform itself about the performance of FNC Products used in the Territory and will, regardless of expiration date of any applicable warranty, promptly report to FNC all accidents and/or incidents involving FNC Products in the Territory which result in personal injury or property damage.

                  (e) WWT Financial Condition. WWT will maintain and employ in connection with WWT's business under this Agreement such working capital and net worth as may be required in FNC's reasonable opinion to enable WWT to carry out and perform all of WWT's obligations and responsibilities under this Agreement. From time to time, on reasonable notice by FNC, WWT will furnish such financial reports and other financial data as FNC may reasonably request as necessary to determine WWT's financial condition.

                  (f) WWT Covenants. WWT will: (i) conduct business in a manner that reflects favorably at all times on FNC Products and the good name, good will and reputation of FNC; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to FNC, FNC Products or the public;
(iii) make no false or misleading representations with regard to FNC or FNC Products; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to FNC or FNC Products; (v) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of FNC Products that are inconsistent with the literature distributed by FNC; and (vi) not enter into any contract or engage in any practice detrimental to the interests of FNC in FNC Products.

                  (g) Compliance with Law. WWT will comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to FNC Products. Without limiting the foregoing, WWT will be solely responsible for securing any and all necessary permits, licenses and other governmental approvals for WWT's promotion, marketing, sales and exportation of FNC Products.

                  (h) Costs and Expenses. Except as expressly provided herein or agreed to in writing by FNC and WWT, WWT will pay all costs and expenses incurred in the performance of WWT's obligations under this Agreement.

            3.    Obligations of FNC.

                  (a) Sale of FNC Products. FNC will use reasonable efforts to sell and ship the FNC Products ordered by WWT in the quantities and at the times requested by WWT in accordance

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with the terms and conditions of this Agreement. FNC will make available to WWT at reasonable prices, all packaging and crating materials required for the shipment of FNC Products by WWT. [* Confidential treatment will be requested] Packaging provided by FNC will not include FNC proprietary labels.

                  (b) Marketing Materials. FNC will provide promotional, sales and marketing materials relating to FNC Products purchased by WWT hereunder which FNC provides to other resellers or distributors and which WWT may reasonably require to assist in marketing the FNC Products.

                  (c) Spare and Replacement Parts. FNC will use reasonable efforts to make available for purchase by WWT such spare and replacement parts as WWT may require to adequately repair, maintain or otherwise service the FNC Products.

                  (d) Support and Training. FNC will provide reasonable advisory services, quality assurance services, and training to WWT to assist WWT in the proper operation of the FNC Products, including technical advice on the makeup and inspection of the FNC Products and information concerning the functioning and operation of the FNC Products. FNC may from time to time, at its discretion, require WWT to pay reasonable charges to FNC for support and training. FNC will provide additional technical and field support when requested in writing in accordance with FNC standard offerings.

                  (e) Repurchase of Inventory. FNC will make arrangements to repurchase any inventory items from WWT that become obsolete as a result of new product announcements by FNC. FNC and WWT will meet on a monthly basis to review stocking levels, slow moving inventory items, and non-moving inventory items during the first twelve months of the initial term of the Agreement. Inventory adjustments, including potential repurchase of stock, will be mutually agreed upon at these meetings. All of the foregoing notwithstanding however, excluding obsolete inventory items, repurchase will be limited to not more than 20% of the previous six (6) months' actual purchases by WWT. In an effort to eliminate the inventory of obsolete items, FNC will notify WWT at least thirty (30) days prior to the official announcement of new products that would render part of WWT's inventory obsolete. In that thirty (30) day period, WWT will use its best efforts to sell the affected inventory. At the expiration of the thirty (30) day period, FNC will purchase from WWT such obsolete FNC Products then in WWT's inventory at the same prices paid by WWT to FNC therefor.

            4.    Inspections, Records and Reporting.

                  (a) Reports. Within ten (10) days of the end of each month, WWT will provide to FNC a written or electronic report showing, for the time periods FNC reasonably requests, (i) WWT's shipments of FNC Products by customer and dollar volume and quantity, both in the aggregate and for such categories as FNC may designate from time to time, and (ii) WWT's current inventory levels of FNC Products, in the aggregate and by FNC Product.

                  (b) Notification. WWT will notify FNC in writing of: (i) any claim or proceeding involving FNC Products within ten (10) days after WWT learns of such claim or proceeding; and (ii) all claimed or suspected product defects immediately.

                  (c) Records. WWT will maintain, for at least two years after termination of this Agreement, its records, contracts and accounts relating to distribution of FNC Products and will permit examination thereof by authorized representatives of FNC at all reasonable times.

            5.    Orders and Order Procedures.

                  (a) Purchase Orders. WWT shall purchase FNC Products through the issuance of purchase orders. Purchase orders to FNC may be issued by mail, fax, electronic data

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interchange or other mutually agreeable method. All purchase orders submitted by
WWT shall state the following information, as applicable:

                      (i)   description and model number of FNC Products,

                      (ii)  quantity or lots and assortments ordered,

                      (iii) unit price and total price of FNC Products ordered,

                      (iv) requested delivery dates and quantities or lots to be shipped on each such date,

                      (v) locations to or at which FNC Products are to be delivered or installed, and

                      (vi) reference to this Agreement and a statement that such orders are being placed pursuant to and are subject to the terms and conditions of this Agreement.

                  (b) FNC Acceptance. All purchase orders for FNC Products by WWT shall be subject to acceptance in writing by FNC at its principal place of business and shall not be binding until the earlier of such acceptance or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped.

                  (c) Controlling Terms. The terms and conditions of this Agreement and of the applicable FNC invoice or confirmation will apply to each order accepted or shipped by FNC hereunder. The provisions of WWT's form of purchase order or other business forms will not apply to any order notwithstanding FNC's acknowledgment or acceptance of such order.

                  (d) Cancellation. FNC reserves the right to cancel any orders placed by WWT and accepted by FNC as set forth above, or to refuse or delay shipment thereof, if WWT (i) fails to make any payment as provided in this Agreement or under the terms of payment set forth in any invoice or otherwise agreed to by FNC and WWT, (ii) fails to meet reasonable credit or financial requirements established by FNC, including any limitations on allowable credit, or (iii) otherwise fails to comply with the terms and conditions of this Agreement. FNC also reserves the right to discontinue the manufacture or distribution of any or all FNC Products at any time, and to cancel any orders for such discontinued FNC Products without liability of any kind to WWT or to any other person. No such cancellation, refusal or delay will be deemed a termination (unless FNC so advises WWT) or breach of this Agreement by FNC.

[* Confidential treatment will be requested]


















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                   * Confidential treatment will be requested


























                  (f) Security Interest. WWT agrees that if and when FNC establishes a line of credit for WWT or permits WWT to obtain FNC Products on open account, WWT concurrently grants FNC a continuing security interest in the Collateral (as defined below) in order to secure payment of the Indebtedness (as defined below). "Collateral" means any FNC Products now or hereafter acquired by WWT, and "Indebtedness" means any and all debts, obligations or liabilities of WWT to FNC, now or hereafter existing, including without limitation, any late payment charges due from WWT hereunder and any expenses incurred by FNC in enforcing its rights hereunder (including without limitation attorneys' fees, court costs and the costs of retaking and holding the Collateral, preparing it for resale or other disposition, or selling or otherwise disposing of it). WWT acknowledges that this Section 6(f) constitutes a security agreement and hereby authorizes FNC to file any financing statement or other documents necessary to perfect FNC's security interest in the Collateral in any public office in any jurisdiction deemed necessary by FNC. WWT hereby grants FNC a limited power of attorney for the sole purpose of executing, in WWT's name, any financing statements and related documents deemed necessary by FNC to perfect the security interest granted herein. Upon any failure by WWT to pay all or any part of the Indebtedness when due, FNC, in addition to and not in lieu of any and all other rights and remedies available to it as a creditor of WWT, shall be entitled to all rights, powers and remedies available to a secured party under the Uniform Commercial Code with respect to the Collateral. In addition to the foregoing, WWT will pay FNC's attorneys fees incurred in enforcing this security interest.

                  (h) No Setoff. WWT will not setoff or offset against FNC's invoices amounts that WWT claims are due to it. WWT will bring any claims or causes of action it may have in a separate action and waives any right it may have to offset, setoff or withhold payment for FNC Products delivered by FNC.

            7.    Shipment, Risk of Loss and Delivery.

                  (a) Shipment. All FNC Products will be shipped by FNC F.O.B., FNC's point of shipment. Shipments will be made to WWT's identified warehouse facilities or freight forwarder, subject to approval in writing by FNC in advance of shipment. Unless specified in WWT's order, FNC will select the mode of shipment and the carrier. WWT will be responsible for and pay all packing, shipping, freight and insurance charges.

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                  (b) Title and Risk of Loss. Title to the Hardware will pass to
WWT upon FNC's receipt of the full purchase price from WWT for the FNC Product of which the Hardware is a component, and all risk of loss of or damage to FNC Products will pass to WWT upon delivery by FNC to the carrier, freight forwarder or WWT, whichever first occurs.

                  (c) Partial Delivery. Unless WWT clearly advises FNC to the contrary in writing, FNC may make partial shipments on account of WWT's orders, to be separately invoiced and paid for when due. Delay in delivery of any installment shall not relieve WWT of its obligation to accept the remaining deliveries.

                  (d) Delivery Schedule; Delays. FNC will use reasonable efforts to meet WWT's requested delivery schedules for FNC Products, but FNC reserves the right to refuse, cancel or delay shipment to WWT when WWT's credit is impaired, when WWT is delinquent in payments or fails to meet other credit or financial requirements established by FNC, or when WWT has failed to perform its obligations under this Agreement.

            8.    WWT Determines Its Own Price.

                  Although FNC may publish suggested wholesale or retail prices, these are suggestions only and WWT will be entirely free to determine the actual prices at which FNC Products will be sold by WWT to its customers.

            9.    Trademarks, Trade Names, Logos, Designations and Copyrights.

                  (a) Use During Agreement. During the term of this Agreement, WWT is authorized by FNC to use the trademarks, trade names, logos and designations FNC uses for FNC Products in connection with WWT's advertisement, promotion and distribution of FNC Products. WWT's use of such trademarks, trade names, logos and designations will be in strict accordance with FNC's policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies. WWT agrees not to attach any additional trademarks, trade names, logos or designations to any FNC Product. WWT further agrees not to use any FNC trademark, trade name, logo or designation in connection with any non-FNC Product.

                  (b) Copyright and Trademark Notices. WWT will include on each FNC Product that it distributes, and on all containers and storage media therefor, all trademark, copyright and other notices of proprietary rights included by FNC on such FNC Product. WWT agrees not to alter, erase, deface or overprint any such notice on anything provided by FNC. WWT also will include the appropriate trademark notices when referring to any FNC Product in advertising and promotional materials.

                  (c) WWT Does Not Acquire Proprietary Rights. WWT has paid no consideration for the use of FNC's trademarks, trade names, logos, designations or copyrights, and nothing contained in this Agreement will give WWT any right, title or interest in any of them. WWT acknowledges that FNC owns and retains all trademarks, trade names, logos, designations, copyrights and other proprietary rights in or associated with FNC Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any trademark, trade name, logo, designation or copyright belonging to or licensed to FNC (including, without limitation any act or assistance to any act, which may infringe or lead to the infringement of any of FNC's proprietary rights).

                  (d) No Continuing Rights. Upon expiration or termination of this Agreement, WWT will immediately cease all display, advertising and use of all FNC trademarks, trade names, logos and designations and will not thereafter use, advertise or display any trademark, trade name, logo or

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designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with any FNC Product.

                  (e) Obligation to Protect. WWT agrees to use reasonable efforts to protect FNC's proprietary rights and to cooperate at WWT's expense in FNC's efforts to protect its proprietary rights. WWT agrees to promptly notify FNC of any known or suspected breach of FNC's proprietary rights that comes to WWT's attention.

            10.   Assignment.

                  FNC has entered into this Agreement with WWT because of WWT's commitments in this Agreement, and further because of FNC's confidence in WWT, which confidence is personal in nature. This Agreement will not be assignable by either party, and WWT may not delegate its duties hereunder without the prior written consent of FNC; provided, however, that FNC may assign this Agreement to a subsidiary or entity controlling, controlled by or under common control with FNC. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

            11.   Duration and Termination of Agreement.

                  (a) Term. This Agreement shall become effective on the Effective Date and shall continue for a period of three (3) years, unless earlier terminated or further extended in accordance with the provisions herein. This Agreement will automatically be extended for successive one-year terms unless either party provides to the other party a written notice of termination at least three (3) months prior to the end of the then-existing term.

                  (b) FNC Termination For Cause. FNC may terminate this Agreement at any time prior to the expiration of its stated term in the event that:

                      (i) WWT defaults in any payment due to FNC and such default continues unremedied for a period of thirty (30) days following written notice of such default;

                      (ii) WWT falls to perform any other obligation, warranty, duty or responsibility or is in default with respect to any term or condition undertaken by WWT under this Agreement and such failure or default continues unremedied for a period of twenty (20) days following written notice of such failure or default; or

                      (iii) WWT is merged, consolidated, sells all or substantially all of its assets, or implements or suffers any substantial change in management or control.

                  (c) Termination At Will. Notwithstanding any other provision hereof to the contrary, either party may terminate this Agreement at any time by written notice given to the other party not less than sixty (60) days prior to the effective date of such termination.

                  (d) Automatic Termination. This Agreement terminates automatically, with no further act or action of either party, if a receiver is appointed for WWT or its property, WWT makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against WWT under any bankruptcy, insolvency or debtor's relief law, or WWT is liquidated or dissolved.

                  (e) Orders After Termination Notice. In the event that any notice of termination of this Agreement is given, FNC will be entitled to reject all or part of any orders received from WWT after notice but prior to the effective date of termination if availability of FNC Products is insufficient at that time to meet the needs of FNC and its customers fully. Notwithstanding any credit terms made

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available to WWT prior to such notice, any FNC Products
shipped thereafter shall be paid for by certified or cashier's check prior to shipment.

                  (f) Effect of Termination or Expiration. Upon termination or expiration of this Agreement for any reason:

                      (i) FNC will make arrangements to reacquire, and WWT will sell to FNC, any or all FNC Products and repair or replacement parts therefor then in WWT's possession at prices not greater than the prices paid by WWT for such FNC Products (or, if the FNC Products are not in unopened factory sealed boxes, fifty percent (50%) of such prices). Upon receipt of any FNC Products so reacquired from WWT, FNC shall issue an appropriate credit to WWT's account.

                      (ii) The due dates of all outstanding invoices to WWT for FNC Products automatically will be accelerated so they become due and payable on the effective date of termination, even if longer terms had been provided previously. All orders or portions thereof remaining unshipped as of the effective date of termination shall automatically be canceled.

                      (iii) For a period of two (2) years after the date of termination or expiration, WWT shall make available to FNC for inspection and copying all books and records of WWT that pertain to WWT's performance of and compliance with its obligations, warranties and representations under this Agreement.

                      (iv) WWT shall (1) cease using any FNC trademark, trade name, logo or designation, (2) immediately remove FNC name and trademarks put up by WWT from all buildings or other property, (3) insure such cessation of use and removal by all persons claiming to have received the right to such use from WWT, and (4) cease representing itself, either expressly or impliedly, as an authorized distributor of FNC Products.

                      (v) The acceptance of any order from, or the sale of any FNC Products to WWT, will not be construed as a renewal or extension of this Agreement nor as a waiver of termination. All such transactions will be on an order by order basis and will be governed by provisions identical with the applicable provisions of this Agreement.

                  (g) No Damages For Termination or Expiration. FNC WILL NOT BE LIABLE BY REASON OF TERMINATION OF THIS AGREEMENT TO WWT FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS ON ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF WWT OR OTHERWISE. WWT HEREBY WAIVES ANY TERMINATION INDEMNITIES OR BENEFITS FOR WHICH WWT MIGHT OTHERWISE HAVE A CLAIM AGAINST FNC OR ITS AFFILIATES UNDER THE LAWS OF ANY JURISDICTION. THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR COMPANY TO ENTER INTO THIS AGREEMENT AND THAT COMPANY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

                  (h) Survival. Expiration or termination of this Agreement for any reason will not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed survive any such expiration or termination, or (ii) remain to be performed or by their nature would be intended to be applicable following any such expiration or termination.

            12.   Relationship of the Parties.

                  WWT's relationship with FNC during the term of this Agreement will be that of an independent contractor. WWT will not have, and will not represent that it has, any power, right or authority

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to bind FNC, or to assume or create any liability, obligation or responsibility, express or implied, on behalf of FNC or in FNC's name.

            13.   Indemnification.

                  (a) WWT agrees to defend, indemnify FNC (including paying all reasonable attorneys' fees and costs of litigation) against and hold FNC harmless from, any and all claims by any other party resulting from WWT's acts or omissions in connection with WWT's performance or non-performance of its duties and obligations hereunder.

                  (b) Subject to Section 15, hereof, Limited Liability, FNC will indemnify and hold harmless WWT from any loss or damage (including reasonable attorney's fees) incurred by WWT because of claims, suits, or demands of third parties for personal injury or tangible property damage to the extent such loss or damage is caused solely by or results solely from defective FNC Products manufactured by FNC provided: 1) WWT notifies FNC in writing of any suits, claims or demands against WWT for which FNC is responsible within five (5) business days after WWT is aware of any such suit, claim, or demand; and 2) WWT gives FNC full opportunity and authority to assume sole defense of such suits and provides full support to FNC in defense of same.

* Confidential treatment will be requested











            15.   Limited Liability.

                  (a) IN THE EVENT THAT FNC SHOULD BE LIABLE TO WWT FOR ANY MATTER RELATING TO OR ARISING IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED ON ACTION OR CLAIM IN CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, EQUITY, INDEMNITY, NEGLIGENCE, INTENDED CONDUCT, TORT OR OTHERWISE, THE AMOUNT OF DAMAGES RECOVERABLE AGAINST FNC OR ANY OF ITS AFFILIATES FOR ALL EVENTS, ACTS OR OMISSIONS WILL NOT EXCEED, IN THE AGGREGATE, THE AMOUNT PAID TO FNC BY WWT FOR THE SPECIFIC ITEM OF FNC PRODUCT GIVING RISE TO SUCH DAMAGES (EXCLUDING PAYMENTS FOR TAXES OR COSTS AND EXPENSES). IN NO EVENT WILL FNC OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOSS OF INCOME, PROFITS, COST-SAVINGS, GOODWILL OR BUSINESS, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, EQUITY, INDEMNITY, NEGLIGENCE, INTENDED CONDUCT, TORT OR OTHERWISE, EVEN IF FNC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL FNC BE LIABLE TO WWT'S CUSTOMERS. THE PROVISIONS OF THIS SECTION 15 WILL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT FOR ANY REASON.

                  (b) WWT agrees that the limitations of liability and disclaimers of warranty set forth in this Agreement will apply regardless of whether FNC has tendered delivery of FNC Products or WWT has accepted any FNC Product. WWT acknowledges that FNC has set its prices and entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the parties.

            16.   Software License and Confidentiality.

                  (a) Software License. Certain FNC Products to be purchased by WWT from FNC for resale hereunder are comprised of both hardware and software components. Accordingly, FNC hereby grants to WWT, and WWT hereby accepts from FNC, a non-exclusive, non-transferable license to grant a non-exclusive, non-transferable sublicense to any customer of WWT located in the Territory to use the object code of the Software solely as an integral part of the FNC Product purchased by such customer from WWT; provided that WWT will cause each such customer (and will be liable to FNC for any such customer's failure) to be in strict compliance with the following use provisions:

                      (i) The Software, including any upgrades, updates, enhancements and modifications thereto, and documentation therefor, is and will remain the exclusive property of FNC or the third parties from which FNC has obtained the Software and the customer will have no rights or interest therein except for the non-exclusive, non-transferable right to use the Software as an integral part of the FNC Product purchased by the customer.

                      (ii) The Software may only be accessed by employees of the customer and may used solely for the customer's internal business purposes.

                      (iii) The customer will keep the Software and related documentation confidential and will not disclose, sell, assign, license or otherwise dispose of or commercially exploit any portion thereof.

                      (iv) The customer will not decompile, dissemble, translate or reverse engineering the Software or any portion thereof.

                      (v) The customer will not create any software which emulates or performs substantially the same function as the Software.

                      (vi) The customer may make one copy of the Software solely for backup purpose; provided that the customer reproduces and includes FNC's copyright notices on any such backup copy.

                  (b) Confidentiality. WWT will maintain in strict confidence and safeguard all confidential and proprietary information of FNC, including, but not limited to, the terms and conditions of this Agreement, customer lists, cost information, marketing plans and any other business and technical information which becomes available to WWT in connection with this Agreement. The provisions of this Section 16 will survive the expiration or termination of this Agreement for any reason.

            17.   General.

                  (a) Waiver. The failure of either party to enforce at any time or for any period of time the provisions hereof in accordance with their terms will not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each and every provision. The waiver by either party of any default by the other shall not waive subsequent defaults of the same or different kind.

                  (b) Notices. All notices and demands hereunder will be in writing and will be served by personal service, mail, confirmed facsimile transmission or nationally-recognized express courier at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices or demands by mail shall be by certified or registered airmail, return receipt requested, and shall be deemed complete upon receipt.

                  (c) Attorneys' Fees. In the event that it becomes necessary to enforce this Agreement through the use of legal action or proceedings, the prevailing party shall be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such prevailing party in such legal action or proceedings.

                  (d) Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, other than the choice of law rules. Any suit hereunder will be brought in the federal or state courts located in Dallas County or Collin County, Texas, and each party hereby consents unequivocally to the exclusive jurisdiction of such courts.

                  (e) Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

                  (f) Force Majeure. FNC shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond FNC's reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, failure to obtain export licenses or shortages of transportation, facilities, fuel, energy, labor or materials. In the event of any such delay, FNC may defer the delivery date of orders for FNC Products for a period equal to the time of such delay.

                  (g) Equitable Relief. WWT acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of FNC will cause FNC irreparable injury for which there are inadequate remedies at law, and therefore FNC will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

                  (h) Entire Agreement. This Agreement constitutes the complete and exclusive agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the parties with respect to such subject matter. WWT acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. Any modifications of this Agreement must be in writing and signed by both parties hereto. Any such modification shall be binding upon FNC only if and when signed by one of its duly authorized officers.

                  (i) Release of Claims. Any and all claims against FNC arising under prior agreements, whether oral or in writing, between FNC and WWT are waived and released by WWT by acceptance of this Agreement.

                  (j) Due Execution. The party executing this Agreement on behalf of WWT represents and warrants that he or she has been duly authorized under WWT's charter documents and applicable law to execute this Agreement on behalf of WWT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

FUJITSU NETWORK
COMMUNICATIONS, INC.                     WORLDWIDE TECHNOLOGIES, INC.

Signature:  /s/ Rodney J. Boehm           Signature:  /s/ David L. Steward
           ------------------------                   -----------------------


Printed Name:  Rodney J. Boehm            Printed Name:
                                                       ----------------------

Title:  Vice President - Business         Title:
Management                                      -----------------------------




* Confidential treatment will be requested

Exhibit B:        Territory

                   * Confidential treatment will be requested

                   * Confidential treatment will be requested

Approvals:                                           Revision:  Orig.
                                                                -----
Fujitsu Network Communications, Inc.                 Worldwide Technology, Inc.


By:  /s/ Rodney J. Boehm                             By:  /s/ David L. Steward
     ----------------------------------                   --------------------


Date:  9-15-97
                                       3